As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-252256

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0969592
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

(267) 440-4200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Jacqueline E. Shea

President and Chief Executive Officer

Inovio Pharmaceuticals, Inc.

660 West Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

(267) 440-4200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf

Jeffrey Libson

Darah Protas

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, Virginia 20190-5656

(703) 456-8000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 (Commission File No. 333-252256) filed with the Securities and Exchange Commission on January 20, 2021, or the Registration Statement, of Inovio Pharmaceuticals, Inc., or the Registrant, is being filed for the purpose of amending the Registration Statement to reflect that the Registrant is no longer a well-known seasoned issuer, as such term is defined in Rule 405 of the Securities Act of 1933, as amended, because the Registrant’s worldwide market value of its outstanding common stock held by non-affiliates was less than $700 million as of the most recent determination date.

This registration statement contains:

•	a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings, with a total value of up to $300,000,000; and

•

a sales agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $300,000,000 of our common stock that may be issued and sold under the ATM Equity OfferingSM Sales Agreement, or the Sales Agreement, with BofA Securities, Inc., RBC Capital Markets, LLC and Oppenheimer & Co. Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares under the Sales Agreement, will be specified in one or more prospectus supplements to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus that immediately follows the base prospectus. The $300.0 million of common stock that may be offered, issued and sold under the sales agreement prospectus is included in the $300.0 million of securities that may be offered, issued and sold by us under the base prospectus, and upon termination of the offering under the Sales Agreement, any portion of the $300.0 million of securities included in the sales agreement prospectus that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus. As of February 28, 2023, the Registrant has sold $132,624,667.75 of common stock under the sales agreement prospectus pursuant to the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2023

PROSPECTUS

$300,000,000

Common Stock

We may, from time to time, offer and sell up to $300,000,000 of common stock in amounts, at prices and on terms described in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

This prospectus describes some of the general terms that may apply to an offering of our common stock. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. The amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering.

Our common stock may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers; or through a combination of these methods. The names of any underwriter, dealer or agents involved in the sale of our common stock and their compensation will be described in an applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INO.” On February 27, 2023, the last reported sale price for our common stock was $1.24. You are encouraged to obtain current market quotations for shares of our common stock.

Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462, and our telephone number at that address is (267) 440-4200.

Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using the “shelf” registration process. By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus.

This prospectus provides you with a general description of our common stock. Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.” This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement, or in any free writing prospectus that we may authorize in connection with an offering of our shares of common stock. No one is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Inovio,” the “Company,” “we,” “us” and “our” refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiary.

We have proprietary rights to a number of trademarks used in this prospectus which are important to our business, including SynCon®, CELLECTRA® and the Inovio logo. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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INOVIO PHARMACEUTICALS, INC.

We are a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from diseases associated with human papillomavirus, or HPV, cancer, and infectious diseases. Our goal is to advance our diverse pipeline of product candidates and deliver on the promise of DNA Medicines technology in treating and preventing a wide array of diseases.

In clinical trials, our DNA medicine candidates have shown the ability to generate immune responses, especially CD4+, CD8+, and memory T-cell responses against targeted pathogens and cancers, via our precisely designed plasmids. These plasmids are delivered into cells using our investigational proprietary smart device, CELLECTRA.

Many of our lead candidates are focused on diseases associated with HPV. In 2022, we announced data from a Phase 1/2 clinical trial with INO-3107 for the treatment of HPV-6 and HPV-11 associated recurrent respiratory papillomatosis, or RRP. In this trial, treatment with INO-3107 resulted in a statistically significant reduction of the median number of surgeries during the year following administration, a result that reinforces our belief that DNA medicines may play a key role in the treatment of HPV-associated diseases.

All of our DNA medicine candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any such revenues for at least the next several years. We earn revenue from license fees and milestone revenue and collaborative research and development agreements and contracts. Our DNA medicine candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All DNA medicine candidates that we advance to clinical testing will require regulatory approval prior to commercial use, and will require significant costs for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC.

This prospectus contains, and the documents incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to statements about:

•

our plans with respect to our ongoing and planned clinical trials for our product candidates, including the timing of initiation, dosing of patients, enrollment and completion of these trials and of the anticipated results from these trials;

•	our plans to develop our current and future product candidates for any additional indications;

•	the timing of and our ability to obtain and maintain regulatory approvals for our product candidates;

•	the potential clinical benefits and attributes of our current product candidates and any future product candidates we may develop;

•	our plans to research and develop any current and future product candidates we may develop;

•	our current and any future collaborations for the development and commercialization of our current and future product candidates;

•	the potential benefits of any current or future collaboration;

•	our intellectual property position and strategy;

•	the impact of government healthcare legislation and proposals; and

•	our use of the proceeds from any offerings under this prospectus.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

3

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock to investors directly or through agents. We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement. We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the common stock upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock. Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the common stock as a principal and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of the common stock we are offering under this prospectus an option to purchase additional shares in connection with the distribution.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may indemnify the underwriters, agents or dealers who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act. We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities. Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Reston, Virginia.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any prospectus supplement are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus or prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on the Investor section of our website, which is located at http://www.inovio.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act and any future filings we will make with the SEC (File No. 001-14888) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus until the termination of the offering of the shares covered by this prospectus (in each case, other than those documents or the portions of those documents not deemed to be filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	our definitive proxy statement on Schedule 14A, filed with the SEC on March 25, 2022 (other than information furnished rather than filed);

•	our Current Report on Form 8-K filed on January 31, 2023, to the extent the information in such reports is filed and not furnished; and

•

the description of our common stock contained set forth in our registration statement on Form 8-A, filed with the SEC on September 12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement and the accompanying prospectus.

Copies of our reports on Form 10-K, Forms 10-Q, Forms 8-K, and amendments to those reports may also be obtained, free of charge, electronically through our investor relations website located at http://www.inovio.com as soon as reasonably practical after we file such material with, or furnish it to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Attn: Investor Relations

Phone: (267) 440-4200

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2023

PROSPECTUS

Common Stock

Having an Aggregate Offering Price of up to $300,000,000

We previously entered into an ATM Equity OfferingSM Sales Agreement, or the Sales Agreement, with BofA Securities, Inc., RBC Capital Markets, LLC and Oppenheimer & Co. Inc., each a Sales Agent and collectively, the Sales Agents, relating to shares of our common stock offered by this prospectus. We originally filed a prospectus supplement, dated November 9, 2021, with an accompanying prospectus, or the Prior Prospectus Supplement, for the offer and sale of shares of our common stock having an aggregate offering price of up to $300,000,000 from time to time through the Sales Agents, pursuant to the Sales Agreement under the shelf registration statement on Form S-3ASR (File No. 333-252256). As of February 28, 2023, we have sold $132,624,667.75 of our common stock under the Sales Agreement pursuant to our Prior Prospectus Supplement. Accordingly, we may now sell up to $167,375,332.25 of our common stock under the Sales Agreement and this prospectus. The common stock available to be sold under the Prior Prospectus Supplement as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus Supplement, but will instead be offered and sold under this prospectus.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made in ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will instruct only one Sales Agent to sell shares of our common stock at any given time. The compensation to the Sales Agents for sales of common stock sold pursuant to the Sales Agreement will be an amount equal to up to 3.0% of the gross sales price per share of common stock sold under the Sales Agreement.

Under the terms of the Sales Agreement, we also may sell shares of our common stock to any of the Sales Agents as principal for their own accounts. If we sell shares of common stock to any Sales Agent or agents as principal, we will enter into a separate terms agreement with such Sales Agent or agents setting forth the terms of such transaction, and we will describe this agreement in a separate pricing supplement.

In connection with the sale of the common stock on our behalf, each Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of each Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

The Sales Agents are not required to sell any specific number or dollar amount of securities, but will act as Sales Agents using commercially reasonable efforts consistent with their normal trading and sales practices on mutually agreed terms between the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” The last reported sale price of our common stock on the Nasdaq Global Select Market on February 27, 2023 was $1.24 per share.

Investing in our securities involves a high degree of risk. You should read this prospectus and the documents incorporated by reference herein before you make your investment decision. See “Risk Factors” beginning on page S-4 of this prospectus and in the documents incorporated by reference herein, including our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, to read about risks that you should consider before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities
RBC Capital Markets
Oppenheimer & Co.

The date of this prospectus is                , 2023.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or the SEC, utilizing a shelf registration process. We incorporate important information into this prospectus and the accompanying prospectus by reference. You should read this prospectus and the accompanying prospectus together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with the offering. We have not, and the Sales Agents have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should assume that the information appearing in this prospectus is only accurate as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, all references in this prospectus to “Inovio,” “we,” “us,” “our,” “the Company” or similar words refer to Inovio Pharmaceuticals, Inc., together with our consolidated subsidiary.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Some of this information may be accessed through the SEC’s Internet address at http://www.sec.gov. We maintain a website at http://www.inovio.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except for the information incorporated by reference as noted herein, our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC with respect to the shares of common stock offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC and are contained in exhibits to the registration statement. Any statements made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document and is not necessarily complete. If we have filed any contract, document, agreement or other document as an exhibit to the registration statement or a document incorporated by reference therein, you should read the exhibit for a more complete understanding of the document or matter involved. We qualify in its entirety each statement regarding a contract, agreement or other document by reference to the actual document.

If you make a request for information incorporated by reference into this prospectus in writing or by telephone, we will provide you, without charge, a copy of such information. Any such request should be directed to:

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Attn: Investor Relations

Phone: (267) 440-4200

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated or deemed to be incorporated by reference herein contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we, nor any other person, assume responsibility for the accuracy and completeness of the forward-looking statements. We are under no obligation to update any of the forward-looking statements after the filing of this prospectus to conform such statements to actual results or to changes in our expectations.

Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements due to a number of factors including, but not limited to, those set forth under the sections entitled “Risk Factors” in this prospectus, in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, as well as any amendments or supplements thereto filed with the SEC. We qualify all of the information presented or incorporated by reference in this prospectus, and particularly our forward-looking statements, by these cautionary statements. In particular, you should note the risk factors that could cause actual results to differ from those contained in the forward-looking statements include but are not limited to:

•	our history of losses;

•	our lack of products that have received regulatory approval and the possibility that none of our product candidates will ever receive regulatory approval;

•

uncertainties inherent in clinical trials and product development programs, including but not limited to the fact that pre-clinical and clinical results may not be indicative of results achievable in other trials or for other indications, that results from one study may not necessarily be reflected or supported by the results of other similar studies, that results from an animal study may not be indicative of results achievable in human studies, that clinical testing is expensive and can take many years to complete, that the outcome of any clinical trial is uncertain and failure can occur at any time during the clinical trial process, and that our DNA medicines and proprietary smart device technology may fail to show the desired safety and efficacy traits in clinical trials;

•	the availability of funding;

•	the ability to manufacture DNA vaccine, DNA immunotherapy and DNA encoded monoclonal antibody product candidates;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•

the availability or potential availability of alternative therapies or treatments for the conditions we or our collaborators target, including alternatives that may be more efficacious or cost-effective than any therapy or treatment that we and our collaborators hope to develop;

•	whether our proprietary rights are enforceable or defensible or infringe or allegedly infringe on rights of others or can withstand claims of invalidity; and

•	the impact of government healthcare legislation and proposals.

S-iv

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should not place undue reliance on any forward-looking statements, which we base on current expectations. Further, forward-looking statements speak only as of the date we make them, and we undertake no obligation to update publicly any of them in light of new information or future events.

S-v

PROSPECTUS SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information that may be important to you or that you should consider before making an investment in our common stock. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the information contained under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q , the information under “Risk Factors” in this prospectus and other information that we file from time to time with the SEC as well as the financial statements and related notes and the other information incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” in this prospectus. This prospectus may add to, update or change information in the accompanying prospectus.

Our Company

We are a biotechnology company focused on developing and commercializing DNA medicines to help treat and protect people from diseases associated with human papillomavirus, or HPV, cancer, and infectious diseases. Our goal is to advance our diverse pipeline of product candidates and deliver on the promise of DNA Medicines technology in treating and preventing a wide array of diseases.

In clinical trials, our DNA medicine candidates have shown the ability to generate immune responses, especially CD4+, CD8+, and memory T-cell responses against targeted pathogens and cancers, via our precisely designed plasmids. These plasmids are delivered into cells using our investigational proprietary smart device, CELLECTRA.

Many of our lead candidates are focused on diseases associated with HPV. In 2022, we announced data from a Phase 1/2 clinical trial with INO-3107 for the treatment of HPV-6 and HPV-11 associated recurrent respiratory papillomatosis, or RRP. In this trial, treatment with INO-3107 resulted in a statistically significant reduction of the median number of surgeries during the year following administration, a result that reinforces our belief that DNA medicines may play a key role in the treatment of HPV-associated diseases.

All of our DNA medicine candidates are in the research and development phase. We have not generated any revenues from the sale of any products, and we do not expect to generate any such revenues for at least the next several years. We earn revenue from license fees and milestone revenue and collaborative research and development agreements and contracts. Our DNA medicine candidates will require significant additional research and development efforts, including extensive preclinical and clinical testing. All DNA medicine candidates that we advance to clinical testing will require regulatory approval prior to commercial use, and will require significant costs for commercialization. We may not be successful in our research and development efforts, and we may never generate sufficient product revenue to be profitable.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act since the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a “smaller reporting company,” we may elect to take advantage of certain of the scaled disclosure available for smaller reporting companies in our filings under the Exchange Act, including that we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Corporate Information

We were incorporated under the laws of the State of Delaware in June 2001. Our principal executive offices are located at 660 W. Germantown Pike, Suite 110, Plymouth Meeting, Pennsylvania 19462. Our telephone number is (267) 440-4200. Our common stock is listed on the Nasdaq Global Select Market under the symbol “INO.” Our internet website address is www.inovio.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

THE OFFERING

Common stock offered by us pursuant to this prospectus	Shares of common stock having an aggregate offering price of up to $167,375,332.25.

Common stock to be outstanding after this offering	Up to 134,980,107 shares, assuming sales at a price of $1.24 per share, which was the closing price on the Nasdaq Global Select Market on February 27, 2023. The actual number of shares issued will vary depending on the sale price under this offering.

Manner of offering	“At the market offering” that may be made from time to time, if at all, through our Sales Agents, BofA Securities, Inc., RBC Capital Markets, LLC and Oppenheimer & Co. Inc. See “Plan of Distribution.”

Use of proceeds	We currently intend to use the net proceeds from this offering after deducting commissions to the Sales Agents and related offering expenses payable by us, if any, primarily for general corporate purposes, including clinical trial expenses, research and development expenses, working capital and general and administrative expenses. See “Use of Proceeds.”

Risk factors	Investing in our common stock involves significant risks. See the “Risk Factors” section of this prospectus for a discussion of factors that you should carefully read and consider before investing in our securities.

Nasdaq Global Select Market Symbol	“INO”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 253,091,319 shares outstanding as of December 31, 2022. The number of shares of common stock outstanding as of December 31, 2022, as used throughout this prospectus, unless otherwise indicated, excludes:

•

12,221,548 shares issuable upon exercise of outstanding options pursuant to our stock incentive plans and inducement plan at a weighted average option exercise price of $6.28 per share as of December 31, 2022;

•	2,556,257 shares issuable upon vesting of service-based restricted stock units outstanding under our stock incentive plans as of December 31, 2022;

•	111,941 shares issuable upon vesting of performance-based restricted stock units outstanding under our stock incentive plans as of December 31, 2022;

•	3,309 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of December 31, 2022; and

•	3,049,980 shares issuable upon the conversion of outstanding 6.5% Convertible Senior Notes due 2024 as of December 31, 2022.

RISK FACTORS

An investment in our common stock is subject to numerous risks as discussed more fully below and under the caption “Risk Factors” and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which we incorporate by reference herein, and other information that we file from time to time with the SEC after the date of this prospectus and which we incorporate by reference herein. Any of these risks could adversely affect our financial condition and results of operations or our ability to execute our business strategy. You should read and consider carefully all the information set forth and incorporated by reference in this prospectus before deciding whether to invest in our common stock. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. See “Incorporation of Certain Documents By Reference.”

Risks Related to this Offering

Resales of our common stock in the public market during this offering by our stockholders may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. This issuance from time to time of these new shares of our common stock, or our ability to issue these shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are generally not restricted from issuing additional common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The market price of our common stock could decline as a result of sales of common stock or securities that are convertible into or exchangeable for, or that represent the right to receive, common stock after this offering or the perception that such sales could occur.

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

Our management will have broad discretion as to the application of the net proceeds, if any, from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

Purchasers will experience immediate dilution in the book value per share of the common stock purchased in the offering.

The expected offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. As a result, based on our capitalization as of December 31, 2022, investors purchasing shares in this offering would incur immediate dilution of $0.28 per share of common stock purchased, based on an assumed public offering price of our common stock of $1.24 per share, the last reported sale price of the common stock on February 27, 2023. In addition to this offering, subject to market conditions and other factors, it is likely that we will pursue additional financings in the future. In future years, we will likely need to raise significant additional capital to finance our operations and to fund clinical trials, regulatory submissions and the development, manufacture and marketing of other products under development and new product opportunities. Accordingly, we may conduct substantial future offerings of equity or debt securities. The exercise of outstanding options and warrants and future equity issuances, including future public offerings or future private placements of equity securities and any additional shares issued in connection with acquisitions, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

Because we do not anticipate paying any cash dividends on our common stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our common stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

As widely reported, global credit and financial markets have experienced extreme volatility and disruptions in the past several years, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, or do not improve, it may make any necessary debt or equity financing more difficult, more costly, and more dilutive. Furthermore, our stock price may decline due in part to the volatility of the stock market and the general economic downturn.

Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay, scale back or discontinue the development and commercialization of one or more of our DNA medicine candidates or delay our pursuit of potential in-licenses or acquisitions. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals on schedule and on budget.

USE OF PROCEEDS

We intend to use the net proceeds after deducting commissions to the Sales Agents and related offering expenses payable by us, if any, from the sale of the common stock under this prospectus for general corporate purposes, including clinical trial expenses, research and development expenses, working capital, general and administrative expenses, manufacturing expenses and potential acquisitions of companies and technologies that complement our business.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, our management will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the adjusted net tangible book value per share of our common stock after this offering.

The net tangible book value of our common stock as of December 31, 2022, was approximately $209.7 million, or approximately $0.83 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of our common stock in the aggregate amount of $167,375,332 at an assumed offering price of $1.24 per share, the last reported sale price of our common stock on February 27, 2023 on the Nasdaq Global Select Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2022 would have been $371.8 million, or $0.96 per share. This represents an immediate increase in net tangible book value of $0.13 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of $0.28 per share to purchasers of our common stock in this offering, as illustrated by the following table:

Assumed offering price per share		$1.24

Net tangible book value per share as of December 31, 2022	$0.83
Increase in net tangible book value per share attributable to new investors	$0.13

As adjusted net tangible book value per share after this offering		$0.96

Net dilution per share to new investors participating in this offering		$0.28

The table above assumes for illustrative purposes only an aggregate of 134,980,107 shares of our common stock are sold at a price of $1.24 per share, for aggregate gross proceeds of $167,375,332. The shares, if any, sold in this offering will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.24 per share shown in the table above, assuming all of our common stock in the aggregate amount of $167,375,332 is sold at that price, would increase our adjusted net tangible book value per share after the offering to $1.13 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.11 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The calculations above are based upon 253,091,319 shares of common stock outstanding as of December 31, 2022 and exclude:

•

12,221,548 shares issuable upon exercise of outstanding options pursuant to our stock incentive plans and inducement plan at a weighted average option exercise price of $6.28 per share as of December 31, 2022;

•	2,556,257 shares issuable upon vesting of service-based restricted stock units outstanding under our stock incentive plans as of December 31, 2022;

•	111,941 shares issuable upon vesting of performance-based restricted stock units outstanding under our stock incentive plans as of December 31, 2022;

•	3,309 shares issuable upon the conversion of outstanding Series C Cumulative Convertible Preferred Stock as of December 31, 2022; and

•	3,049,980 shares issuable upon the conversion of outstanding 6.5% Convertible Senior Notes due 2024 as of December 31, 2022.

To the extent that outstanding options as of December 31, 2022 have been or may be exercised, outstanding restricted stock units have vested or may vest, or other shares are issued, investors purchasing our common stock in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We previously entered into the Sales Agreement with BofA Securities, Inc. RBC Capital Markets, LLC and Oppenheimer & Co. Inc., as Sales Agents, under which we are permitted to offer and sell shares of common stock having an aggregate offering price of up to $300,000,000 through a Sales Agent acting as Sales Agent or directly to a Sales Agent or agents acting as principal from time to time. We previously filed a copy of the Sales Agreement as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on November 9, 2021. As of February 28, 2023, we have sold $132,624,667.75 of our common stock under the Sales Agreement and pursuant to the Prior Prospectus Supplement. Accordingly, we may now sell up to $167,375,332.25 of our common stock under the Sales Agreement and pursuant to this prospectus. The common stock available to be sold under the Prior Prospectus Supplement as of the date of this prospectus will no longer be offered and sold under the Prior Prospectus Supplement, but will instead be offered and sold under this prospectus. Sales of common stock, if any, made under the Sales Agreement may be made by means of transactions that are deemed to be “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, including sales made in ordinary brokers’ transactions on Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

If we sell shares of common stock to any Sales Agent as principal, we will enter into a separate agreement with such Sales Agent and we will describe this agreement in a pricing supplement.

On any day (other than a day on which Nasdaq Global Select Market is closed or scheduled to close prior to its regular weekday closing time) (each, a “trading day”), we may sell shares of common stock through only one Sales Agent and, if we determine to do so, we will instruct the applicable Sales Agent as to the maximum number of shares of common stock to be sold on such trading day and the minimum price per share at which such shares of common stock may be sold. Subject to the terms and conditions of the Sales Agreement, such Sales Agent will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell on our behalf all of the designated shares of common stock in accordance with such instruction. We or the Sales Agent through whom the sale of common stock is to be made as Sales Agent on any trading day may suspend the offering of common stock for any reason and at any time, upon notifying the other party.

If acting as Sales Agent, the applicable Sales Agent will provide us a written confirmation following the close of trading on the Nasdaq Global Select Market on each trading day on which shares of common stock are sold under the Sales Agreement. Each confirmation will include the number of shares of common stock sold on that day, the aggregate gross sales proceeds of the shares, the net proceeds to us (after deduction of any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental entity or self-regulatory organization in respect of such sales) and the aggregate compensation payable by us to such Sales Agent with respect to such sales. We will report, on a quarterly basis, the number of shares of common stock sold by or through the Sales Agents during such quarterly fiscal period, the net proceeds we received and the aggregate compensation we paid to the Sales Agents with respect to such sales.

We will pay each Sales Agent a commission of up to 3.0% of the gross sales price of the shares of common stock sold through such Sales Agent. We have agreed to reimburse the Sales Agents for certain of their expenses, including legal fees in connection with the execution of the Sales Agreement and ongoing sales in connection therewith.

Settlement for sales of shares of common stock a generally anticipated to occur on the second business day that is also a trading day following the trade date on which such sales are made, unless another date is agreed to in writing by us and the applicable Sales Agent.

If the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to us or the shares of common stock offered hereby, we will promptly notify the Sales Agents and future offers and sales of common stock through the Sales Agents on an agented basis pursuant to the Sales Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

The offering of common stock pursuant to the Sales Agreement will terminate upon the earlier of (1) the sale of all common stock subject to the Sales Agreement or (2) the termination of the Sales Agreement by us or by the Sales Agents, which may occur for any reason, at any time, by us or a Sales Agent, as to itself, upon the giving of three days prior written notices to the other parties.

In connection with the sale of common stock on our behalf, the Sales Agents may be deemed “underwriters” within the meaning of the Securities Act, and the compensation paid to the Sales Agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents against certain liabilities, including civil liabilities under the Securities Act.

We estimate that the total expenses of this offering payable by us, including expenses previously paid in connection with the offering pursuant to the Prior Prospectus Supplement, but excluding commissions payable to the Sales Agents under the Sales Agreement, will be approximately $300,000.

The Sales Agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the Sales Agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

BofA Securities, Inc. acted as joint book-running manager in connection with our offer and sale of 17,700,000 shares of our common stock in January 2021.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Cooley LLP, Reston, Virginia. The Sales Agents are being represented in connection with this offering by Wilmer Cutler Pickering Hale and Dorr LLP, New York, New York.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance upon Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-14888. The information we incorporate by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents or information listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering is completed:

•

the description of our common stock contained set forth in our registration statement on Form 8-A, filed with the SEC on September 12, 2014, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 1, 2023;

•	our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on March 1, 2023;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 25, 2022 (to the extent the information is filed and not furnished); and

•	our Current Report on Form 8-K, filed with the SEC on January 31, 2023, to the extent the information in such reports is filed and not furnished.

You may request, and we will provide to you, a copy of these filings at no cost by writing or telephoning us at the following address:

Inovio Pharmaceuticals, Inc.

660 W. Germantown Pike, Suite 110

Plymouth Meeting, Pennsylvania 19462

Attn: Investor Relations

Phone: (267) 440-4200

Common Stock

Having an Aggregate Offering Price of up to $300,000,000

PROSPECTUS

BofA Securities

RBC Capital Markets

Oppenheimer & Co.

                , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by us in connection with the offering of common stock being registered.

Amount to Be Paid
Registration fee	$	*
Legal fees and expenses		**
Accounting fees and expenses		**
Transfer agent fees		**
Printing and engraving expenses		**
Miscellaneous		**
Total	$	**

*	The registrant previously paid the fee related to $300,000,000 of the registrant’s common stock that may be issued and sold under the Sales Agreement.
**	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Under Section 145 of the Delaware General Corporation Law, or DGCL, we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

Our certificate of incorporation provides that, pursuant to the DGCL, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. Our amended and restated bylaws provide that we will indemnify, to the fullest extent authorized by the DGCL, each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

We believe that these provisions of our certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

As permitted by Delaware law, we have entered into indemnification agreements with certain of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16. Exhibits

Exhibit Number	Description

3.1	Certificate of Incorporation with all amendments (incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-3 (File No. 333-197584), filed with the SEC on July 23, 2014).

3.2	Amended and Restated Bylaws of Inovio Pharmaceuticals, Inc. dated August 10, 2011 (incorporated by reference to Exhibit 3.2 to the registrant’s current report on Form 8-K filed with the SEC on August 12, 2011).

4.1	Reference is made to Exhibits 3.1 and 3.2 above.

4.2	Indenture, dated as of February 19, 2019, by and between the registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the SEC on February 20, 2019).

4.3	Form of Note representing the registrant’s 6.50% Convertible Senior Notes due 2024 (included as Exhibit A to the Indenture filed as Exhibit 4.1 to the registrant’s current report on Form 8-K filed with the SEC on February 20, 2019).

5.1	Opinion of Counsel (incorporated by reference to Exhibit 5.1 of the registrant’s Post-Effective Amendment No. 1 to Form S-3 filed with the SEC on March 1, 2023).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1 incorporated by reference to Exhibit 5.1 of the registrant’s Post-Effective Amendment No. 1 to Form S-3 filed with the SEC on March 1, 2023).

24.1	Power of Attorney (previously filed with the SEC)

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the registrant’s Post-Effective Amendment No. 1 to Form S-3 filed with the SEC on March 1, 2023)

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes:

(1)

That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth Meeting, Commonwealth of Pennsylvania, on March 1, 2023.

INOVIO PHARMACEUTICALS, INC.

By:	/s/ Jacqueline E. Shea
Jacqueline E. Shea
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following individuals in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jacqueline E. Shea Jacqueline E. Shea	President, Chief Executive Officer and Director (Principal Executive Officer)	March 1, 2023

* Simon X. Benito	Chairman of the Board of Directors	March 1, 2023

/s/ Peter Kies Peter Kies	Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)	March 1, 2023

* Ann C. Miller	Director	March 1, 2023

/s/ Roger D. Dansey Roger D. Dansey	Director	March 1, 2023

* Jay Shepard	Director	March 1, 2023

* David B. Weiner	Director	March 1, 2023

* Wendy L. Yarno	Director	March 1, 2023

* Lota S. Zoth	Director	March 1, 2023

*By	/s/ Peter Kies
Peter Kies Attorney-in-fact